Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Kraft Heinz Company (Successor) of our report dated March 3, 2016 relating to the financial statements and financial statement schedule which appears in The Kraft Heinz Company’s Annual Report on Form 10-K for the year ended January 3, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

July 7, 2016